--------------------------------------------------------------------------------


                              SPRINT CORPORATION
                  P.O. BOX 11315, KANSAS CITY, MISSOURI 64112

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR A SPECIAL
                           MEETING ON JULY   , 1998

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

 The undersigned hereby appoints W.T. Esrey, J.R. Devlin and A.B. Krause, and each of them, with full power of substitution as proxies, to vote all the shares of Common and Preferred Stock of Sprint Corporation (Sprint) which the undersigned is entitled to vote at a Special Meeting of Stockholders to be
held July   , 1998, and any adjournment thereof, upon the matters set forth on the reverse side, AND IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

 THIS PROXY, IF SIGNED AND RETURNED, WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF THIS CARD IS SIGNED AND RETURNED WITHOUT SPECIFICATIONS, YOUR SHARES WILL BE VOTED FOR ITEMS 1 AND 2. A majority of said proxies, or any substitute or substitutes, who shall be present and act at the meeting (or if only one shall be present and act, then that one) shall have all the powers of said proxies hereunder.

--------------------------------------------------------------------------------
   PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 Please sign exactly as name appears. If shares are held jointly, any one of the joint owners may sign. Attorneys-in-fact, executors, administrators, trustees, guardians or corporation officers should indicate the capacity in which they are signing. PLEASE SIGN, DATE, AND MAIL THIS PROXY PROMPTLY whether or not you expect to attend the meeting. You may nevertheless vote in person if you do attend.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?

-------------------------------

-------------------------------

-------------------------------


- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                             FOLD AND DETACH HERE



                              SPRINT CORPORATION

                        SPECIAL MEETING OF STOCKHOLDERS

                            , JULY   , 1998 AT 10:00 a.m.

                           SPRINT WORLD HEADQUARTERS

                         2330 SHAWNEE MISSION PARKWAY

                            WESTWOOD, KANSAS 66205

                              SPRINT CORPORATION

  1. To approve and adopt the Tracking Stock Proposal (as more fully described in the accompanying proxy statement) which includes:

    (a) an amendment to the Restated Articles of Incorporation of Sprint which will, among other things: (i) allocate the business of Sprint between the FON Group and the PCS Group; (ii) establish a new class of stock, the PCS Common Stock, consisting of three series; (iii) establish a new class of stock, the Preferred Stock--Seventh Series, Convertible; (iv) reclassify each outstanding share of Class A Common Stock of Sprint that is held by Deutsche Telekom AG into one share of Class A Common Stock--Series DT; and
  (v) establish a new class of stock, the Series 2 Common Stock;

    (b) an additional amendment to the Restated Articles of Incorporation of Sprint which will, among other things: (i) reclassify each outstanding share of Common Stock of Sprint into 1/2 share of PCS Common Stock--Series 1 and one share of Sprint FON Group Common Stock; (ii) redesignate the authorized shares of Series 2 Common Stock as "Series 2 Sprint FON Group Common Stock;" and (iii) reclassify each outstanding share of Class A Common Stock and each share of Class A Common Stock--Series DT so that each such share, will, among other things, represent an issuable number of shares of Sprint FON Group Common Stock and PCS Common Stock;

    (c) the Restructuring Agreement and the performance by Sprint of all obligations thereunder, including, among other things, Sprint's acquisition of the interests in Sprint Spectrum Holding Company, L.P., MinorCo, L.P., PhillieCo Partners I, L.P. and PhillieCo Partners II, L.P. that it does not currently own;

    (d) (i) the issuance of shares of PCS Common Stock--Series 2 and the Warrants as consideration for the above acquisitions; (ii) the issuance of PCS Stock--Series 1 in an underwritten initial public offering; (iii) the issuance of PCS Preferred Stock for the purchase of certain indebtedness of Sprint Spectrum Holding Company, L.P. or as consideration for the above acquisitions; (iv) the issuance of PCS Stock pursuant to equity purchase rights granted in connection with the foregoing; and (v) the creation of inter-group interests of the FON Group in the PCS Group that will have terms equivalent to the Warrants and the PCS Preferred Stock.

    [_] For                [_] Against          [_] Abstain

  2. To approve the Incentive Plans Proposal (as more fully described in the accompanying proxy statement).

    [_] For                [_] Against          [_] Abstain

                  PLEASE BE SURE TO SIGN AND DATE THIS PROXY.



                                      PC2